Exhibit 99.6
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                                             For Further Information:
                                             Tammy Bobbitt, Investor Relations
                                                             +  1 847 518 4771
                                            Andrea Steffy, Corporate Relations
                                                             +  1 847 518 4973
                                            Jenny Cropper, Corporate Relations
                                                             +  44 1793 888150


     GALILEO INTERNATIONAL COMPLETES REPURCHASE OF SHARES HELD BY BRITISH AIRWAYS SUBSIDIARY


     ROSEMONT, Ill., July 19, 1999--Galileo International, Inc. (NYSE: GLC) today announced the completion of the purchase of all issued and outstanding shares of its common stock owned by a British Airways subsidiary. The acquired shares, which totaled 7,000,400, represented 6.7 percent of Galileo's outstanding shares. Galileo is now approximately 75 percent publicly held.
     Galileo International is one of the world's leading providers of electronic global distribution services for the travel industry. The Company provides travel agencies at approximately 40,000 locations, as well as other subscribers, with the ability to access schedule and fare information, book reservations and issue tickets for more than 500 airlines. Galileo International also provides subscribers with information and booking capabilities covering all major hotel chains, car rental companies, cruise lines and numerous tour operators throughout the world. Further information about the company is available on Galileo's web site: http://www.galileo.com.